UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2012

21st Century Holding Company
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 NW 14 Street, Suite 180 Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (954) 581-9993

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2012-2013 Excess of Loss Reinsurance Treaties

On July 2, 2012, 21st Century Holding Company (the "Company," "we" or "us") issued a press release to report that it's wholly owned subsidiary, Federated National Insurance Company ("Federated National"), agreed upon the terms of its excess of loss catastrophe reinsurance treaties for the 2012 – 2013 hurricane season. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. These treaties are designed to reimburse Federated National for property losses under its homeowners' insurance policies resulting from covered events in the State of Florida, the only state where Federated National is currently writing property insurance at this time. We utilize reinsurance to reduce exposure to catastrophic risk and to help manage capital, while lessening earnings volatility and improving shareholder return, and to support the required statutory surplus requirements. Our catastrophe reinsurance program has been designed to coordinate coverage provided under various treaties with various retentions and limits.

Our private market excess of loss treaties have a term of one year beginning July 1, 2012 continuing through June 30, 2013 and all layers with reinstatements have prepaid automatic reinstatement protection. These treaties are with reinsurers that currently have an A.M. Best Company ("AM Best") or Standard & Poors rating of A- or better with the exception of one fully collateralized participant rated NR by AM Best.

A total estimated cost of $40.7 million to the Company is comprised of approximately $32.9 million for the herein referenced private reinsurance products that include an industry loss warranty plus the prepaid automatic premium reinstatement protection along with approximately $9.6 million payable to the Florida Hurricane Catastrophe Fund. The combination of private and FHCF reinsurance treaties will afford us with approximately $307.6 million of aggregate coverage with maximum first event coverage totaling approximately $225.8 million. Our retention in connection with the first two covered events is $8.0 million for each event.

The cost and amounts of reinsurance are based on management's current analysis of Federated National's exposure to catastrophic risk. Our data will be subjected to exposure level analysis as of various dates during the period ending December 31, 2012. This analysis of our exposure level in relation to the total exposures to the FHCF and excess of loss treaties may produce changes in retentions, limits and reinsurance premiums as a result of increases or decreases in our exposure level.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is hereby intended to be furnished pursuant to Item 1.00, "Entry into a Material Definitive Agreement." As provided in General Instruction B.6 of SEC Form 8-K, such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
99.1	21st Century Holding Company Press Release, dated July 2, 2012.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st Century Holding Company
Date: July 2, 2012	By: /s/ PETER J. PRYGELSKI, III Name: Peter J. Prygelski, III Title: Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	21st Century Holding Company Press Release, dated July 2, 2012.